                                                                    Exhibit 99.1

 PricewaterhouseCoopers Business Recovery Services Excluding its Broker/Dealer
                                   Activities

                              Financial Statements

                                                                                                             Page
Independent Auditors' Report ................................................................................  2
Statements of Assets and Liabilities at June 30, 2000, 2001 and 2002 ........................................  3
Income Statements Before Partner Distributions and Benefits for each of the three years in the period ended June 30, 2002 ......................................................................................  4
Statements of Cash Flows for each of the three years in the period ended June 30, 2002 ......................  5
Statements of Changes in PwC U.S. Investment for each of the three years in the period ended June 30,
   2002 .....................................................................................................  6
Notes to Financial Statements ...............................................................................  7

INDEPENDENT AUDITORS' REPORT

To the Partners of PricewaterhouseCoopers LLP

We have audited the accompanying statements of assets and liabilities of PricewaterhouseCoopers Business Recovery Services Excluding its Broker/Dealer Activities (referred to as the "Business"), a business of PricewaterhouseCoopers LLP ("PwC LLP" or "PwC U.S."), as of June 30, 2000, 2001 and 2002, and the related statements of income before partner distributions and benefits, cash flows and changes in PwC U.S. Investment for the years then ended. These financial statements are the responsibility of both PwC U.S. and the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material aspects, the financial position of PricewaterhouseCoopers Business Recovery Services Excluding its Broker/Dealer Activities as of June 30, 2000, 2001 and 2002, and its income before partner distributions and benefits and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
August 9, 2002

PRICEWATERHOUSECOOPERS BUSINESS RECOVERY SERVICES
EXCLUDING ITS BROKER/DEALER ACTIVITIES

STATEMENTS OF ASSETS AND LIABILITIES
JUNE 30, 2000, 2001 AND 2002
(In Thousands)
--------------------------------------------------------------------------------

ASSETS                                                                2000    2001     2002
                                                                      ----    ----     ----
CURRENT ASSETS:
   Accounts receivable (net of allowances of $7,068, $9,074
     and $11,637 at June 30, 2000, 2001 and 2002, respectively)     $ 9,407 $13,076  $ 15,600
   Unbilled receivables                                              12,176  20,293    19,730
   Prepaid and other current assets                                      --     187       211
                                                                    ------- -------  --------
         Total current assets                                        21,583  33,556    35,541


TOTAL ASSETS                                                        $21,583 $33,556  $ 35,541
                                                                    ======= =======  ========

LIABILITIES AND PwC U.S. INVESTMENT

CURRENT LIABILITIES:
   Accrued payroll and related benefits (Note 5)                    $ 3,114 $ 5,501     6,765
   Amounts due to PwC U.S. (Note 4)                                   4,263   4,139     3,184
   Accounts payable and accrued liabilities                             653     530       521
   Billings in excess of services earned                             11,287  26,393    45,003
                                                                    ------- -------  --------
         Total current liabilities                                   19,317  36,563    55,473

COMMITMENTS AND CONTINGENCIES (Note 6)

PwC U.S. INVESTMENT                                                   2,266  (3,007)  (19,932)
                                                                    ------- -------  --------

TOTAL LIABILITIES AND PwC U.S. INVESTMENT                           $21,583 $33,556  $ 35,541
                                                                    ======= =======  ========

The accompanying notes are an integral part of these financial statements.

PRICEWATERHOUSECOOPERS BUSINESS RECOVERY SERVICES
EXCLUDING ITS BROKER/DEALER ACTIVITIES

INCOME STATEMENTS BEFORE PARTNER DISTRIBUTIONS AND BENEFITS
YEAR ENDED JUNE 30, 2000, 2001 AND 2002
(In Thousands)
--------------------------------------------------------------------------------

                                                                      2000         2001          2002
                                                                      ----         ----          ----
REVENUES                                                          $141,093    $ 156,948     $ 179,262


   Cost of services*                                                60,744       64,943        64,642
   Reimbursables and subcontractor costs                             9,401       12,844        14,275
                                                                  --------    ---------     ---------


         Total costs of services*                                   70,145       77,787        78,917

   Selling, general and administrative expenses*                    30,851       28,387        33,542
                                                                  --------    ---------     ---------


   Operating Income*                                                40,097       50,774        66,803


   Interest expense                                                    422          715           603
   Other expense                                                       364          605           584
                                                                  --------    ---------    ----------

INCOME BEFORE PARTNER DISTRIBUTIONS
   AND BENEFITS*                                                  $ 39,311    $  49,454    $   65,616
                                                                  ========    =========    ==========

*Excludes payment for partner distributions and benefits.



The accompanying notes are an integral part of these financial statements.

PRICEWATERHOUSECOOPERS BUSINESS RECOVERY SERVICES
EXCLUDING ITS BROKER/DEALER ACTIVITIES

STATEMENTS OF CASH FLOWS
YEAR ENDED JUNE 30, 2000, 2001 AND 2002
(In Thousands)
--------------------------------------------------------------------------------

                                                                          2000         2001     2002
                                                                          ----         ----     ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Income before partner distributions and benefits                   $ 39,311     $ 49,454      $ 65,616
     Adjustments to reconcile to net cash provided by
       (used in) operating activities
       Allowance for bad debts                                           6,156        3,006         3,763
     Changes in assets and liabilities:
       Accounts receivable                                              (8,305)      (6,675)       (6,287)
       Unbilled receivables                                             (2,830)      (8,117)          563
       Prepaid and other current assets                                    109         (187)          (24)
       Accrued payroll and related benefits                               (518)       2,387         1,264
       Accounts payable and accrued liabilities                            119         (123)           (9)
       Billings in excess of services earned                             8,082       15,106        18,610
                                                                      --------     --------      --------

         Net cash provided by operating activities                      42,124       54,851        83,496
                                                                      --------     --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Amount (due to) from PwC U.S.                                           721         (124)         (955)
   Activity in PwC U.S. investment, net                                (42,845)     (54,727)      (82,541)

         Net cash used in financing activities                         (42,124)     (54,851)      (83,496)
                                                                      --------     --------      --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   --           --            --

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                --           --            --
                                                                      --------     --------      --------

CASH AND CASH EQUIVALENTS, END OF YEAR                                $     --     $     --      $     --
                                                                      ========     ========      ========

The accompanying notes are an integral part of these financial statements.

PRICEWATERHOUSECOOPERS BUSINESS RECOVERY SERVICES
EXCLUDING ITS BROKER/DEALER ACTIVITIES

STATEMENTS OF CHANGES IN PwC U.S. INVESTMENT
JUNE 30, 2000, 2001 AND 2002
(In Thousands)
--------------------------------------------------------------


BALANCE AS OF JUNE 30, 1999                                          $   5,800


   Income before partner distributions and benefits                     39,311

   Activity in PwC U.S. investment, net                                (42,845)
                                                                     ---------


BALANCE AS OF JUNE 30, 2000                                              2,266


   Income before partner distributions and benefits                     49,454

   Activity in PwC U.S. investment, net                                (54,727)
                                                                     ---------


BALANCE AS OF JUNE 30, 2001                                             (3,007)


   Income before partner distributions and benefits                     65,616

   Activity in PwC U.S. investment, net                                (82,541)
                                                                     ---------


BALANCE AS OF JUNE 30, 2002                                          $ (19,932)
                                                                     =========



The accompanying notes are an integral part of these financial statements.

PRICEWATERHOUSECOOPERS BUSINESS RECOVERY SERVICES
EXCLUDING ITS BROKER/DEALER ACTIVITIES

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2000, 2001 AND 2002
(In Thousands)
--------------------------------------------------------------------------------


1.    NATURE OF OPERATIONS

The Business Recovery Services business unit excluding the broker/dealer activities (the "Business") of PricewaterhouseCoopers LLP ("PwC LLP" or "PwC U.S.") is a provider of financial and strategic services to under-performing and troubled businesses.

The Business focuses on solutions to help troubled businesses through bankruptcy advisory services, crisis management and consulting, as well as trustee and receiver services. The Business works with under-performing companies to help rebuild shareholder value.

On July 24, 2002, PricewaterhouseCoopers LLP and FTI Consulting, Inc. entered into an agreement for the purchase and sale of assets of the Business.

2.    BASIS OF PRESENTATION

The financial statements of the Business are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). All material inter-firm balances and transactions have been eliminated.

These financial statements have been derived from the books and records of PwC U.S. Accordingly, assumptions and allocations have been made which are estimates (Notes 3 and 4). Management believes that the assumptions and allocations underlying these financial statements are reasonable. Management does not believe, however, that it is practical to estimate what these expenses would have been had the Business operated as an independent entity, including any expenses associated with obtaining any of these services from unaffiliated entities. In addition, the Business receives referrals from other business units of PwC U.S. that may not continue.

PwC U.S. is a partnership where earnings are allocable to its partners and principals. Partnership distributions are not considered "executive compensation" in the customary sense of that term because partnership distributions are comprised of distributions of current earnings. Therefore, it is not practical to differentiate the ownership components of distributions to partners from the compensation components of such distributions. As a result, the financial statements do not reflect the assets and liabilities or income before partner distributions and benefits had the Business operated as a stand-alone entity.

The Merger of Coopers & Lybrand and Price Waterhouse Global Networks. Effective July 1, 1998, substantially all of the various professional services firms comprising the global networks of Coopers & Lybrand and Price Waterhouse combined on a country-by-country or regional basis and established a new global network of combined firms that comprise PricewaterhouseCoopers ("PwC"). The PwC network of firms adopted a coordinated strategy, branding and standards of operations on a global basis under a common global management team.

The combination of partners' book capital interests have been accounted for as a combination at predecessor basis as of the date of combination. In the combination of the partnerships, neither predecessor partner group received a partnership interest that represents a fair value residual equity interest in the combined partnerships. Partners' rights are limited to the amount of their book capital contributed and any allocated but undistributed profits. Partners continued to maintain their same book capital account in the combined partnership and agreed to share profits in the combined firm on the same basis as prior to the combination.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - Cash and cash equivalents are managed centrally within PwC U.S. The Business does not maintain any cash and cash equivalent balances of its own.

Fair Value of Financial Instruments - All financial instruments, principally accounts receivable and unbilled receivables, are stated at historical cost, which approximates fair value due generally to their short-term nature.

Property and Equipment - The Business does not individually own property and equipment. These types of assets are not included in the statements of assets and liabilities. PwC U.S. allocates to the Business its applicable portion of facilities costs incurred by PwC U.S. See Note 4 for a discussion of allocated costs.

Provision for Taxes - No income tax provision is recorded in the historical financial statements of the Business, since PwC U.S. is a partnership and the tax effects accrue directly to its partners.

Revenue Recognition - Revenues include all amounts billable to clients, including professional services provided by partners and employees of the Business, as well as subcontractors working for the Business. Revenues are recognized in the period in which services are rendered at net realizable value. Reimbursements, including those related to travel and other out-of-pocket expenses, as well as subcontractor fees and expenses are also included in revenues. Revisions to engagement revenues recognized to date, resulting from changes in circumstances, are recorded in the period in which such changes become known.

Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the amount by which the estimated service costs of the contract exceed the estimated total revenues that will be generated by the contract.

Unbilled receivables represent revenues for services rendered and expenses incurred that have not yet been billed to clients.

Billings in excess of services earned represents amounts billed to clients in advance of work being performed (i.e. retainers, and holdbacks). Retainers are paid by clients before work has begun, and are held on deposit until completion of work. Such amounts are either applied to final billings or refunded to clients upon completion of work. Holdbacks are portions of client fees deferred by the Business or required to be held by courts of law to be realized upon completion of work. Holdbacks are recorded as reserves in billings in excess of services earned until amounts are actually collected, as collection is not certain.

Cost of Services - Cost of services includes employee compensation and related benefits for client service staff, outside consultants used on client engagements, the costs of their recruitment and continuing training, and an allocation of information technology costs attributable to these staff. Costs related to research and development activities are expensed as incurred.

Selling, General and Administrative Expenses - Selling, general and administrative expenses include general and administrative costs incurred by PwC U.S. and allocated to the Business, as well as costs incurred directly by the Business. Selling, general and administrative costs include compensation and benefits for non-client service and practice support personnel, infrastructure expenses including: rent, legal and professional indemnity insurance costs, new business development activities, information technology not attributable to client service staff, marketing, advertising and other firmwide costs.

Allocated Costs and Partnership Distributions - PwC U.S. provides various services and infrastructure to the Business. The costs of these services are allocated to the Business on bases that PwC U.S. management believes to be reasonable. See Note 4 for a discussion of allocated costs. PwC U.S. is a partnership and its earnings are allocable to its partners. Partnership distributions are not considered "executive compensation" in the customary sense of that term because partnership distributions are comprised of distributions of current earnings. Therefore, it is not practical to differentiate the ownership components of distributions to partners from the compensation components of such distributions. Accordingly, distributions and benefits for services rendered by partners have not been reflected in the income statements before partner distributions and benefits.

Earnings Per Share - The Business has no single capital structure upon which to calculate earnings per share information. Accordingly, earnings per share information is not presented.

Credit Risk - The Business provides professional services to a diversified client base. The majority of client engagements are with major corporations and financial institutions. The Business also serves a range of troubled companies varying in size from large conglomerates to mid-cap companies that retain the Business' services through bankruptcy trustees. The Business performs ongoing credit evaluations of its clients and may require advances or retainers prior to engagement. Accounts receivable are reviewed on a periodic basis and an allowance for bad debts is recorded where such amounts are determined to be uncollectible. Due to the large number of client accounts and the diversified client base, across many industries, management does not believe that a significant concentration of credit risk loss exists.

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, or the disclosure of contingent assets and liabilities at the date of the financial statements and reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.    TRANSACTIONS WITH PwC

In the normal course of business, the Business uses the professional services of other PwC U.S. business units on the Business' engagements. Related party revenues include billings for professional services provided by the Business to other PwC U.S. business units. For the years ended June 30, 2000, 2001 and 2002, revenues include approximately $14,000, $11,600 and $5,900, respectively, related to professional services provided to other PwC U.S. business units. Additionally, cost of services includes $32,600, $24,800 and $18,700, respectively, related to professional services received from other PwC U.S. business units. These related party transactions are settled within "PwC U.S. Investment."

Settlement of Internal Costs and Expenses within PwC U.S. - PwC U.S. provides various services and infrastructure on a centralized basis to the Business including occupancy, technology services, finance and planning, human resources, marketing and business development, risk management and practice protection, firm-wide management, and new product development. The methods of allocating these centralized costs to the Business include relative revenues, headcount, square footage, or other basis. These service and infra-structure costs are paid or settled with PwC U.S. using cash provided by operations of the Business. Accordingly, these costs are credited directly to the PwC U.S. Investment account, on the basis that cash generated by the Business is distributed to PwC U.S. for the settlement of commonly incurred liabilities, acquisitions of common assets and distributions to PwC U.S. partners.

Total allocated costs approximated $22,723, $22,523 and $26,615 for the years ended June 30, 2000, 2001 and 2002, respectively, and are included in the accompanying statements of income before partner distributions and benefits, as follows: costs of services of $3,621, $2,239 and $2,111; selling, general and administrative expenses of $18,455, $19,349 and $23,889; interest expense of $422, $715 and $603; and other expense of $225, $220 and $12.

Cash receipts, which the Business generates, are collected by PwC U.S. Such cash is generally managed via common pools for all lines of service within PwC U.S. Cash generated by the Business that is managed by PwC U.S. has not been reflected in these financial statements.

Settlement of Costs and Expenses with Employees and Allocated Debt - The Business funds its operations from internally generated cash flows, funds provided by PwC U.S., bank borrowings, loans, or other debt of PwC U.S. PwC U.S. incurs and settles payroll and accounts payable on a centralized basis and allocates a portion of its short-term and long-term funding to support the operations of the Business. Accordingly, prepaid and other current assets and payroll taxes and deductions are allocated based on the ratio of the Business' employee expenses to total PwC U.S. employee expenses, Certain accounts payable and accrued liabilities are allocated based on the Business' ratio of non-employee expense to total PwC U.S. non-employee expense. Short-term and long-term debt are allocated to the Business based on the ratio of the Business' accounts receivable and unbilled receivables to total accounts receivable and unbilled receivables of PwC U.S. Interest is allocated to debt but is not allocated to other allocated liabilities, such as accounts payable, accrued liabilities, accrued payroll and related benefits. Interest related to allocated debt is allocated on a monthly basis using the ratio of the Business' revenues to total revenues of PwC U.S.

These allocated amounts have been included in "Amounts due to PwC U.S." in the accompanying statements of assets and liabilities and are comprised of:

                                                                     June 30,
                                                          2000           2001          2002
                                                          ----           ----          ----
            Prepaid and other current assets            $  (150)       $   (60)       $  (453)
            Payroll taxes and deductions                    547            932          1,473
            Accounts payable                                615            331          1,835
            Accrued and other liabilities                   726            941            329
            Debt                                          2,525          1,995              0

                     Amounts due to PwC U.S.            $ 4,263        $ 4,139        $ 3,184

5.   ACCRUED PAYROLL AND RELATED BENEFITS

Accrued payroll and related benefits consisted of the following:

                                                                                  June 30,
                                                                                  --------
                                                                  2000                2001          2002
                                                                  ----                ----          ----
            Accrued bonus                                        $2,037             $4,169        $5,048
            Accrued vacation                                      1,077              1,332         1,717
                                                                 ------             ------        ------

               Total accrued payroll and related benefits        $3,114             $5,501        $6,765

The Business has various performance-driven bonus plans under which employees are awarded cash bonuses generally based upon the performance of their unit, as well as their own individual performance against predefined goals. Bonuses are generally earned and recognized within a given fiscal year and paid in the following fiscal year. Distributions and related benefits for partners have not been reflected in the income statements before partner distributions and benefits.

6.   COMMITMENTS AND CONTINGENCIES

Litigation - The PwC global network, as well as the Business, is involved in litigation arising in the ordinary course of business, some of which may be related to the Business' operations. Some of the actions and proceedings have been brought on behalf of various claimants and certain of these claimants seek damages of unspecified amounts. The member firms within the PwC global network have established a series of captive insurance companies to self-insure themselves against troublesome practice matters. The insurance provided by these captive insurance companies covers, on a PwC U.S. basis, liability relating to professional services performed by the Business as well as professional services performed by all other business units within PwC U.S. Management believes that any potential losses will not exceed the designated amounts covered by the captive insurance companies. While the ultimate outcome of any outstanding litigation cannot be predicted with certainty, it is the opinion of management that the resolution of such litigation will not have a material adverse effect on the statements of assets and liabilities, income before partner distributions and benefits or cash flow of the business.

In December 2000, the Trustee of Keller Financial Services of Florida, Inc. filed an action in the United States of District Court for the Middle District of Florida, alleging that PwC U.S. work as the financial advisor of this former client, which subsequently went into bankruptcy, was negligent and that PwC U.S. breached its fiduciary duty by not placing the client into bankruptcy soon after PwC U.S.'s engagement began in June 1997. PwC U.S. believes it has meritorious legal defenses regarding this matter, and further, other parties may have liability to the plaintiff, which would also reduce the liability, if any, of PwC U.S. Nevertheless, it is reasonably possible that this case could result in an outcome unfavorable to PwC U.S. Because this case is still in its preliminary stages, PwC U.S. is unable to estimate the loss, or range of loss, if any, that might ultimately be incurred. PwC U.S. will retain this liability in connection with the sale to FTI.

In one matter, General Cinemas, the creditors have filed an objection to the firm's final fee application in total. If successful, the firm could not collect any of the outstanding fees and would have to disgorge any fees PwC U.S. has collected to date. The total fees collected and billed but not collected are approximately $2.1 million. The matter is still in discovery. PwC U.S. is unable to estimate the loss, or range of loss, if any, that might ultimately be incurred.

In another matter, Aureal, the Court objected to PwC U.S.'s final fee application and ordered disgorgement of the entire fees of approximately $350,000, on various grounds. PwC U.S. is moving for reconsideration of that ruling.

In RSR, PwC U.S. provided advisory services to this distressed company. PwC U.S. declined thereafter to provide RSR with an affidavit for use against another PwC U.S. client in litigation and further revised to provide a tolling agreement to RSR. PwC U.S. does not believe that the former client has a viable claim should it ever be brought.

Leases - PwC U.S. has obligations under long-term, noncancelable, operating lease agreements, principally for office space and data processing equipment, including personal computers, some of which relate to the Business' operations. Certain agreements are subject to periodic escalation charges for increases in real estate taxes and other charges. Renewal options are available on the majority of the office leases. No leases are held by PwC U.S. exclusively for the benefit of the Business. PwC U.S. allocates shared occupancy costs to its business units and sub-business units based on headcount and space-utilized factors.

Rent expense, including allocated amounts, approximated $4,352, $3,966 and $6,029 for the years ended June 30, 2000, 2001 and 2002, respectively.

7.   EMPLOYEE BENEFIT PLANS

Defined Benefit Retirement and Post-retirement Benefit Plans - Historically, all employees of PwC U.S., including those of the Business, have participated in various benefit and retirement plans sponsored by PwC U.S. The costs with respect to these plans are allocated among all of the lines of service within PwC U.S. The cost allocated to the Business for defined benefit plans included within cost of services was $691, $859 and $1,032 for the years ended June 30, 2000, 2001 and 2002, respectively.

Additionally, PwC U.S. has unfunded post-retirement benefit plans that provide medical and life insurance for eligible retirees, employees, and dependents, as well as post-employment benefits that include severance benefits upon involuntary separation from PwC U.S. PwC U.S. has retained these plans, and therefore, for purposes of these financial statements, the assets and liabilities of these plans are not allocated to the Business. For the years ended June 30, 2000, 2001 and 2002, the Business recognized expense related to post-retirement benefit plans of $284, $308 and $481, respectively.

Defined Contribution Plans - PwC U.S. sponsors the Savings Plan for Employees and Partners of PricewaterhouseCoopers LLP and the Savings Plan for Employees of PricewaterhouseCoopers LLP (collectively, the "Savings Plans"), defined contribution savings plans, available to all PwC U.S. employees and partners who meet certain eligibility requirements. The Savings Plans are 401(k) based plans that allow employees to contribute up to the maximum limit established by law ($10.0, $10.5, $10.5 and $11.0 for calendar years 1999, 2000, 2001 and 2002, respectively). PwC U.S. provides a matching contribution for employees under the terms of the Savings Plans.

The costs allocated to the Business for defined contribution plans included in cost of services was $154, $253 and $381, for the years ended June 30, 2000, 2001 and 2002, respectively.